SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

DATE OF REPORT: July 5, 2005
(Date of earliest event reported)

______________________________

Electric Aquagenics Unlimited, Inc.
(Exact name of registrant as specified in its charter)

UTAH	333-86830	87-0654478
(State or other jurisdiction of	Commission File Number	(I.R.S. Employer
incorporation)		Identification Number)

1464 West 40 South, Suite 200
Lindon, Utah		84042
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (801) 443-1031

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01 Other Events.

On July 5, 2005, the Company reached an agreement with Schneider Foods, one of Canada’s largest producers of premium quality food products, to install the Company’s Empowered WaterTM Pathogen Intervention System in one of Schneider Foods’ poultry processing facilities located in St. Mary’s, Ontario, Canada. The purpose for installing the Company’s system in Schneider’s St. Mary’s processing facility is to run a trial of the efficacy of the Company’s electrolyzed water in pathogen management on raw poultry products. The trial is set to begin in early July 2005.

Schneider Foods is an independent operating company of Maple Leaf Foods, a public company on the Toronto Stock Exchange. Schneider produces and sells a wide variety of processed meat, fresh pork, poultry and grocery products from twelve manufacturing facilities in Ontario, Quebec, Manitoba and British Columbia provinces in Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRIC AQUAGENICS UNLIMTED, INC.

Date: July 5, 2005	By:	/s/ Gaylord M. Karren
Name: Gaylord M. Karren
Title : Chief Executive Officer